EXHIBIT 21.1


                                 SUBSIDIARIES OF
                      FROZEN FOOD EXPRESS INDUSTRIES, INC.


                                                                Jurisdiction of
         NAME OF SUBSIDIARY                                     INCORPORATION
         ------------------                                     -------------

FFE Transportation Services, Inc.                                  Delaware
W & B Refrigeration Service Company                                Delaware
Conwell Corporation                                                Delaware
Lisa Motor Lines, Inc.                                             Delaware
Compressors Plus, Inc.                                             Texas
Compressors Plus, Inc. *                                           Delaware
FFE. Inc.                                                          Texas
Conwell Cartage, Inc. *                                            Texas
Frozen Food Express, Inc. *                                        Texas
Middleton Transportation Company *                                 Texas

Each subsidiary does business under its corporate name.

* Inactive